UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

SIGNATURES

ITEM 8.01	OTHER EVENTS.

Results of 2009 Annual Meeting of Shareholders

(a)	At 9:00 A.M. on June 4, 2009, QuadraMed held its 2009 Annual Meeting of Stockholders at its headquarters, located at 12110 Sunset Hills Road, Suite 600, Reston, VA 20190.

(b)	The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 8,296,219 shares of common stock. The stockholders of the Company voted on three matters at the Annual Meeting, all of which were approved as follows:

(1)	Election of directors;

NOMINEE	FOR	WITHHELD
Robert L. Pevenstein	6,262,135	1,271,641

Julian A.L. Allen	7,026,414	507,362

Lawrence P. English	4,970,980	2,562,796

William K. Jurika	6,913,063	620,713

Robert W. Miller	6,332,867	1,200,909

James E. Peebles	6,960,160	573,616

(2)	A proposal to approve and ratify the adoption of the QuadraMed Corporation 2009 Stock Compensation Plan;

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,552,418	422,655	31,779	1,526,924

(3)	A proposal to approve and ratify the adoption of the QuadraMed Corporation 2008 Employee Stock Purchase Plan;

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,737,090	240,915	28,847	1,526,924

(4)	A proposal to approve BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,888,126	34,228	611,422	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2009

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President, Chief Financial Officer and Chief Operating Officer